UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 16, 2008
Date of Report (Date of earliest event reported)
INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)
(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

InPlay Technologies, Inc. (the “Company”) executed a Change in Control Severance Agreement (the “Agreement”) with Mark Sokolowski, CFO, on April 16, 2008 and Ramesh Ramchandani, President and COO on April 21, 2008,

Under the Agreement, upon a change of control or at any time during the twelve months following a change in control, the Executive’s employment with the Company is terminated for any reason other than for “cause” or by the Executive for “good reason,” then the Company will pay the Executive, within 10 days following the termination of Executive’s employment, the following:

- an amount equal to the Executive’s annual base salary, and

- an amount equal to the greater of all cash incentive compensation payable to the Executive on account of the current fiscal year as if the Executive had achieved 100% of all of Executive’s targets or goals for that fiscal year, or all cash incentive compensation actually paid to the Executive on account of the immediately preceding fiscal year.

The Executive or the Executive’s family will be eligible for participation under the Company’s benefit plans for a period of 12 months. Any stock options granted to the Executive that remain unvested as of the effective date of the Executive’s termination shall become fully vested.

A Form of Change in Control Severance Agreement related to the executives is filed as an exhibit.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibit(s)

10.30               Form of Change in Control Severance Agreement (R. Ramchandani and M. Sokolowski).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	April 21, 2008	By:	/s/ Steven P. Hanson
Steven P. Hanson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description:
10.30	Form of Change in Control Severance Agreement (R.
Ramchandani and M. Sokolowski).